Exhibit 21.1
Hertz Global Holdings, Inc.
The Hertz Corporation

List of Subsidiaries

Legal Entity	State or Jurisdiction of Incorporation	Doing Business As
Hertz Global Holdings, Inc.	Delaware
Rental Car Intermediate Holdings, LLC	Delaware
The Hertz Corporation	Delaware	Firefly, Hertz Car Sales, Hertz Rent-A-Car, Thrifty, Dollar Rent A Car, Thrifty Car Rental
U.S. and Countries Outside Europe
United States
Thrifty Insurance Agency, Inc.	Arkansas
DNRS II LLC	Delaware
DNRS LLC	Delaware
Dollar Thrifty Automotive Group, Inc.	Delaware
Donlen FSHCO Company	Delaware
Donlen Trust	Delaware
Executive Ventures, Ltd.	Delaware
Firefly Rent A Car LLC	Delaware	Firefly
Hertz Aircraft, LLC	Delaware
Hertz Canada Vehicles Partnership	Delaware
Hertz Car Sales LLC	Delaware	Hertz Car Sales
Hertz Dealership One LLC	Delaware
Hertz Fleet Lease Funding Corp.	Delaware
Hertz Fleet Lease Funding LP	Delaware
Hertz Funding Corp.	Delaware
Hertz General Interest LLC	Delaware
Hertz Global Services Corporation	Delaware
Hertz International, Ltd.	Delaware
Hertz Investments, Ltd.	Delaware
Hertz Local Edition Corp.	Delaware
Hertz Local Edition Transporting, Inc.	Delaware
Hertz NL Holdings, Inc.	Delaware
Hertz System, Inc.	Delaware
Hertz Technologies, Inc.	Delaware
Hertz Transporting, Inc.	Delaware
Hertz Vehicle Financing II LP	Delaware
Hertz Vehicle Financing LLC	Delaware
Hertz Vehicle Sales Corporation	Delaware
Hertz Vehicles LLC	Delaware
HVF II GP Corp.	Delaware
Rental Car Group Company, LLC	Delaware
Smartz Vehicle Rental Corporation	Delaware

Navigation Solutions, L.L.C.	Delaware
Hertz Corporate Center Property Owners' Association, Inc.	Florida
Donlen Corporation	Illinois
Donlen Mobility Solutions, Inc.	Illinois
Dollar Rent A Car, Inc.	Oklahoma
DTG Operations, Inc.	Oklahoma	Dollar Airport Parking Dollar Rent A Car Firefly Quik Stop Thrifty Airport Parking Thrifty Airport Valet Parking Thrifty Car Rental Thrifty Car Sales Outlet Thrifty Parking Thrifty Truck Rental
DTG Supply, LLC	Oklahoma
Rental Car Finance LLC	Oklahoma
Thrifty Car Sales, Inc.	Oklahoma
Thrifty Rent-A-Car System, LLC	Oklahoma
Thrifty, LLC	Oklahoma
TRAC Asia Pacific, Inc.	Oklahoma
Australia
Ace Tourist Rentals (Aus) Pty Limited	Australia
HA Fleet Pty Ltd.	Australia
HA Lease Pty. Ltd.	Australia
Hertz Asia Pacific Pty. Ltd.	Australia
Hertz Australia Pty. Limited	Australia
Hertz Investment (Holdings) Pty. Limited	Australia
Hertz Note Issuer Pty. Ltd.	Australia
Hertz Superannuation Pty. Ltd.	Australia
Bermuda
HIRE (Bermuda) Limited	Bermuda
Canada
3216173 Nova Scotia Company	Nova Scotia
CMGC Canada Acquisition ULC	Nova Scotia
DTG Canada Corp.	Nova Scotia
Hertz Canada (N.S.) Company	Nova Scotia
2232560 Ontario Inc.	Ontario
2240919 Ontario Inc.	Ontario
Dollar Thrifty Automotive Group Canada Inc.	Ontario
DTGC Car Rental L.P.	Ontario
HC Limited Partnership	Ontario
HCE Limited Partnership	Ontario
Hertz Canada Finance Co., Ltd. (In Quebec- Financement Hertz Canada Ltee.)	Ontario

Hertz Canada Limited	Ontario	Dollar Firefly Hertz 24/7 Thrifty
TCL Funding Limited Partnership	Ontario
Donlen Fleet Leasing, Ltd.	Quebec
China
Hertz Car Rental Consulting (Shanghai) Co. Ltd.	People's Republic of China
Japan
Hertz Asia Pacific (Japan), Ltd.	Japan
Mexico
Donlen Mexico Sociedad de Responsiabilidad Limitada de Capital Variable	Mexico
New Zealand
Hertz New Zealand Holdings Limited	New Zealand
Hertz New Zealand Limited	New Zealand
Tourism Enterprises Ltd	New Zealand
Puerto Rico
Hertz Puerto Rico Holdings Inc.	Puerto Rico
Puerto Ricancars, Inc.	Puerto Rico
Singapore
Hertz Asia Pacific Pte. Ltd.	Singapore
South Korea
Hertz Asia Pacific Korea Ltd	South Korea
EUROPE
Belgium
Hertz Belgium b.v.b.a.	Belgium
Hertz Claim Management bvba	Belgium
Czech Republic
Hertz Autopujcovna s.r.o.	Czech Republic
France
EILEO SAS	France
Hertz Claim Management SAS	France
Hertz France S.A.S.	France
RAC Finance, SAS	France
Germany
Hertz Autovermietung GmbH	Germany
Hertz Claim Management GmbH	Germany
Ireland
Apex Processing Limited	Ireland
Dan Ryan Car Rentals Limited	Ireland
Hertz Europe Service Centre Limited	Ireland
Hertz Finance Centre Limited	Ireland
HERTZ FLEET LIMITED	Ireland
Hertz International RE Limited	Ireland

Hertz International Treasury Limited	Ireland
Probus Insurance Company Europe DAC	Ireland
Italy
Hertz Claim Management S.r.l.	Italy
Hertz Fleet (Italiana) SrL	Italy
Hertz Italiana Srl	Italy
Luxembourg
HERTZ LUXEMBOURG, S.A.R.L.	Luxembourg
Monaco
Hertz Monaco, S.A.M.	Monaco
The Netherlands
Hertz Automobielen Nederland B.V.	Netherlands
Hertz Claim Management B.V.	Netherlands
Hertz Holdings Netherlands B.V.	Netherlands
International Fleet Financing No. 2 B.V.	Netherlands
Stuurgroep Fleet (Netherlands) B.V.	Netherlands
Stuurgroep Holdings C.V.	Netherlands
Stuurgroep Holland B.V.	Netherlands
Van Wijk Beheer B.V.	Netherlands
Van Wijk European Car Rental Service B.V.	Netherlands
Slovakia
Hertz Autopozicovna s.r.o.	Slovakia
Spain
Hertz Claim Management SL	Spain
Hertz de Espana, S.L.	Spain
Switzerland
Hertz Management Services Sarl	Switzerland
United Kingdom
Daimler Hire Limited	United Kingdom
Dollar Thrifty Europe Limited	United Kingdom
Hertz (U.K.) Limited	United Kingdom
Hertz Accident Support Ltd.	United Kingdom
Hertz Claim Management Limited	United Kingdom
Hertz Europe Limited	United Kingdom
Hertz Holdings III UK Limited	United Kingdom
Hertz UK Receivables Limited	United Kingdom
Hertz Vehicle Financing U.K. Limited	United Kingdom

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